                                                                    EXHIBIT 16.1


                          (Sherb & Co., LLP Letterhead)

June 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

            We have read the statements made by New York Regional Rail Corporation which was provided to us on June 23, 2005 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated June 23, 2005. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ Sherb & Co., LLP
--------------------
Sherb & Co., LLP